UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	August 10, 2010

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 10, 2010, The Procter & Gamble Company’s (“Company”) Compensation & Leadership Development Committee (“Committee”) of the Board of Directors terminated its long-term incentive compensation plan for its senior executives and adopted a new long-term incentive compensation plan.

The Committee adopted its current long-term incentive compensation plan, a three-year plan called the Business Growth Plan (“BGP”), on September 22, 2008. The Committee determined that it was in the best interests of the Company and its shareholders to terminate BGP one year early and adopt a new long-term incentive program that better supports the Company’s business strategies and reinforces the principle of paying for performance.  The new plan, called the Performance Stock Program (“PSP”), will continue to focus on the four performance categories that were included in BGP and that the Committee believes are the most critical for creating long-term shareholder value (organic sales, core earnings per share growth, before tax operating profit growth and free cash flow productivity). It also includes several new features that are more consistent with the Committee’s principles and objectives of paying for performance, supporting the business strategy and driving superior business results.  These new features include: annual grants with overlapping performance periods, the elimination of interim payments, payment entirely in performance-vested equity rather than cash, and more precise performance goals tied to our performance versus peer companies.  The PSP is also better aligned with the best practices of our peer companies as most have similar long-term incentive programs.

Under the PSP, the Committee will grant each participant performance share units (“PSUs”) that will be earned over a three-year performance period which begins each year on July 1st, with the first period beginning July 1st 2010. The number of PSUs granted to each participant will be based on the target long-term incentive compensation for individuals in similar positions at peer group companies after adjusting for the Company’s other long-term incentive programs. The PSUs will vest at the end of the performance period, and the number of PSUs that vest will range from 0-200% of the initial PSU grant based on the Company’s results against performance goals in each of the four categories listed above. Once vested, PSUs will be paid in shares of the Company’s common stock distributed to participants following the performance period.  A summary of the PSP approved by the Committee is attached as Exhibit 99.

In conjunction with the termination of BGP, the Committee approved the final payment under that program based upon the shortened performance period ending on June 30, 2010. Since the program was terminated one year early, the Committee calculated the final payment by (1) reducing each participant’s BGP target award by 1/3rd; (2) applying the previously approved BGP sliding scale to establish a payout factor for each performance category based on results achieved as of June 30, 2010; and (3) subtracting the value of any interim payments received. This compensates participants consistent with the original objectives of BGP while avoiding any possibility of “double payment” under BGP and PSP for the current fiscal year. The final payment will be made in RSUs that will be paid in shares of the Company’s common stock in September 2011, the same date on which each participant would have received the final BGP payment had the Committee not elected to change the plan.  The total payout under BGP was 42% of the reduced target, more than half of which had already been paid to executives pursuant to interim payments. The final payment received by each named executive officer will be as follows: Mr. McDonald - $646,000, Mr. Moeller – $204,000, Mr. Geissler – $295,800, Mr. Panayotopoulos - $309,400, Mr. Shirley - $251,600, and Mr. Steele - $295,800.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE PROCTER & GAMBLE COMPANY

             BY:  /s/ E. J. WUNSCH
              E. J. Wunsch
              Assistant Secretary
              August 13, 2010

EXHIBIT(S)

Exhibit 99:  PSP Program Summary dated August 10, 2010.